EXHIBIT 99.1

ProPhase Labs Reports Financial Results

for the Three Months and Six Months Ended June 30, 2018

DOYLESTOWN, Pennsylvania – August 20, 2018. ProPhase Labs, Inc. (NASDAQ: PRPH, www.ProPhaseLabs.com) today reported its financial results for the three and six months ended June 30, 2018. Net sales from continuing operations were $3.2 million for the three months ended June 30, 2018 as compared to net sales from continuing operations of $1.9 million for the three months ended June 30, 2017. The Company incurred a net loss for the three months ended June 30, 2018, of $260,000, or ($0.02) per share, compared to a net loss of $2.3 million, or ($0.14) per share, for the three months ended June 30, 2017.

Results for the second quarter of 2018 compared to the second quarter of 2017 principally reflect the net effect of (i) an increase in net sales of $1.3 million, (ii) a decrease in administration costs of $106,000 due principally to a decrease in professional and legal costs and (iii) a decrease in research and development expenses of $137,000.

The Company generated net sales from continuing operations for the six months ended June 30, 2018 of $6.6 million, as compared to $2.7 million for the six months ended June 30, 2017. The Company incurred a net loss from continuing operations for the six months ended June 30, 2018 of $216,000, or ($0.02) per share, compared to a net loss from continuing operations of $1.6 million, or ($0.10) per share, for the six months ended June 30, 2017.

The financial results for the six months ended June 30, 2018 as compared to the six months ended June 30, 2017 reflect the net effect of (i) an increase in net sales of $3.9 million, (ii) an increase in sales and marketing expenses of $71,000 and (iv) a decrease in research and development expenditures of $84,000.

The Company realized net income from discontinued operations for the six months ended June 30, 2017, of $43.2 million, or $2.54 per share. As a result of the sale of the Cold-EEZE® Business, for the six months ended June 30, 2017, the Company has classified as discontinued operations the (i) gain from the sale of the Cold-EEZE® Business, (ii) all gains and losses attributable to the Cold-EEZE® Business and (iii) the income tax expense attributed to the sale of the Cold-EEZE® Business.

We continue to own and operate our manufacturing facility and manufacturing business in Lebanon, Pennsylvania, and our headquarters in Doylestown, Pennsylvania. As part of the sale of the Cold-EEZE® Business, we entered into a manufacturing agreement to supply various Cold-EEZE® lozenge products to Mylan. In addition, we produce over-the-counter drug and dietary supplement lozenges and other products for other third party customers. We are also pursuing a series of new product development and pre-commercialization initiatives in the dietary supplement category.

Ted Karkus, the CEO of the Company, stated: “ProPhase Digital Media (“PDM”) is the digital marketing division of our Company that will market our dietary supplements direct to consumers through social media, digital and e-mail communications. PDM’s initial efforts will be to market our lead dietary supplement, Legendz XL®. We initiated testing during Q2 2018. This testing will continue during Q3 to optimize results. If our model proves successful, our goal is for PDM to market our other internally developed products and ultimately market other company’s products as well.”

Mr. Karkus continued, “In addition to digital distribution, in 2017 we shipped our new dietary supplement, Legendz XL®, to a major retail drug chain and other retailers. Implementation of our dietary supplement strategy will require significant investment in marketing as well as significant additional distribution within the various retail channels and e-commerce venues in order to achieve a successful launch and build a successful new product line. We are optimistic but cannot assure that other major retail chains will carry Legendz XL® in the second half of 2018.”

Mr. Karkus also noted, “We continue to own and operate our Pharmaloz manufacturing facility which manufactures and supplies Cold-EEZE® lozenges to Mylan as well as lozenges to other companies on a contract manufacturing basis. Manufacturing revenue fluctuates from quarter to quarter. Also, marketing and distribution expenses may increase as we build our consumer products businesses. Therefore, no assurance can be given that full year results will follow first half results.”

Mr. Karkus concluded, “Looking forward, in addition to developing our consumer products businesses and growing our manufacturing business, the Company continues to seek development stage acquisitions in other sectors and industries, including cyber security, internet of things and blockchain technologies.”

About the Company

ProPhase is a vertically integrated manufacturer, marketer and distributor of a diversified range of over-the-counter (“OTC”) dietary supplements. We are engaged in the research and development of additional OTC dietary supplements, including Legendz XL®, which are marketed under our TK Supplements brand. The Company is also developing ProPhase Digital Media as a service that leverages and applies technology to the direct-to-consumer marketing of consumer products. With our enhanced liquidity following the sale of our Cold-EEZE brand, we are also actively exploring additional opportunities outside of the consumer products industry. For more information visit us at www.ProPhaseLabs.com.

Forward Looking Statements

All statements contained in this press release, other than statements of historical fact, are forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements, including risks and uncertainties relating to our research and development efforts and exploration of potential business opportunities. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the launch of our new line of TK Supplements®, and our new product Legendz XL®. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the difficulty of predicting the acceptance and demand for our products, the impact of competitive products and pricing, costs involved in the manufacture and marketing of products, the timely development and launch of new products, and the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(267) 880-1111

PROPHASE LABS, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net sales (Note 2)	$3,186	$1,905	$6,594	$2,676

Cost of sales (Note 2)	1,928	1,765	3,910	2,451

Gross profit	1,258	140	2,684	225

Operating expenses (Note 2):
Sales and marketing	235	221	407	336
Administration	1,200	1,306	2,419	2,387
Research and development	87	224	174	258
	1,522	1,751	3,000	2,981
Interest income, net	4	151	100	97

Loss from continuing operations before income taxes (Note 6)	(260)	(1,460)	(216)	(2,659)

Income tax benefit from continuing operations	-	574	-	1,027

Loss from continuing operations	(260)	(886)	(216)	(1,632)

Discontinued operations (Note 3):
Income (loss) from discontinued operations	-	(835)	-	530
Gain (loss) on sale of discontinued operations, net of taxes	-	(584)	-	42,684

Income (loss) from discontinued operations	-	(1,419)	-	43,214

Net income (loss)	$(260)	$(2,305)	$(216)	$41,582

Other comprehensive income (loss):
Unrealized gain on marketable securities	68	-	25	-
Total comprehensive income (loss)	$(192)	$(2,305)	$(191)	$41,582

Basic earnings per share:
Loss from continuing operations	$(0.02)	$(0.06)	$(0.02)	$(0.10)
Income (loss) from discontinued continued operations	-	(0.08)	-	2.54
Net income (loss)	$(0.02)	$(0.14)	$(0.02)	$2.44

Diluted earnings per share:
Loss from continuing operations	$(0.02)	$(0.06)	$(0.02)	$(0.10)
Income (loss) from discontinued continued operations	-	(0.08)	-	2.44
Net (loss) income	$(0.02)	$(0.14)	$(0.02)	$2.34

Weighted average common shares outstanding:
Basic	11,339	16,943	11,237	17,030
Diluted	11,339	16,943	11,237	17,680

PROPHASE LABS, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	June 30,	December 31,
	2018	2017

Cash and cash equivalents	$3,665	$3,173
Marketable securities, available for sale	$6,776	$18,765
Accounts receivable	$1,363	$1,945
Inventory	$2,386	$1,531
Total current assets	$19,547	$28,417
Total assets	$22,123	$33,659

Total current liabilities	$1,595	$1,812
Total stockholders' equity	$20,528	$31,847